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                                                                 EXHIBIT 10.10




                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                               (Revolving Loans)


         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Third Amendment"), dated as of June 11, 1996, is made by and between

         RIDGEVIEW, INC., a corporation organized and existing under the laws of the State of North Carolina (the "Borrower"); and

         NATIONSBANK, N.A. (SOUTH), a national banking association organized and existing under the laws of the United States (the "Lender").


RECITALS:

         A. The Borrower and the Lender entered into that certain Loan and Security Agreement (Revolving Loans), dated January 10, 1995, as amended (the "Loan Agreement").

         B. The Borrower and the Lender have agreed to modify and amend the Loan Agreement as set forth herein.

         NOW THEREFORE, the parties hereto agree as follows:

         1.      The Loan Agreement is hereby amended as follows:

                 (a) Section 1.1 is amended by amending in their entirety the following definitions so that such definitions now read as follows:

                         "Borrowing Base" means at any time an amount equal to the sum of:

                                  (a)      80% (or such lesser percentage as
                          the Lender may in its sole and absolute discretion determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

                                  (b)      THE LESSER OF

                                        (i)         50% (or such lesser
                                  percentage as the Lender may in its sole and absolute discretion determine from time to time) of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory at such time, AND





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                                        (ii)         50% of the Revolving Credit
                                   Facility, PLUS

                                  (c)      an amount equal to $2,700,000.00
                          during the period commencing on May 1, 1996 through July 15, 1996, an amount equal to $1,000,000.00 during the period commencing on July 16, 1996 through September 15, 1996 and an amount equal to $750,000.00 during the period commencing on September 15, 1996 through September 29, 1996, MINUS

                                  (d) the Letter of Credit Reserve and the Term Loan Reserve and such other reserves as the Lender may determine from time to time in the exercise of its reasonable credit judgment,

                          "Revolving Credit Facility" means the principal sum
                 of $17,000,000.00 from June 11, 1996 through and including December 31, 1996 and $15,000,000.00 thereafter.

                 (b) Section 2.4 is amended in its entirety so that such Section now reads as follows:

                          Section 2.4 Revolving Credit Note.  The Lender's
                 Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall also be evidenced by a single Revolving Credit Note payable to the order of the Lender. Such Note shall be dated June 11, 1996 and be duly and validly executed and delivered by the Borrower.

                 (c)      Section 3.2 is amended by adding thereto a new
Section 3.2(d-1) as follows:

                          (d-1)   Facility Fee.  The Borrower shall pay the
                 Lender an amendment fee of $47,000.00 on July 2, 1996.

                 (d) Section 10.6 is amended in its entirety so that such Section now reads as follows:

                          Section 10.6 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment other than (i) loans to officers, directors, shareholders, subsidiaries and Affiliates not to exceed $50,000.00 at any time outstanding or (ii) dividends paid to the shareholders of the Borrower during fiscal year 1996 in an amount up to $50,000.00 regardless of whether a Default or Event



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                 of Default hereunder exists immediately prior to or after the payment of any such dividends.

                 (e) Exhibit A-1 (Revolving Credit Note form) is deleted and replaced with Exhibit A-2 (Revised Revolving Credit Note form) attached hereto.

                 (f) All references to "NationsBank of Georgia, N.A." are replaced with references to "NationsBank, N.A. (South)".

         2. Except as hereby modified, all the terms and provisions of the Loan Agreement remain in full force and effect.

         3. The Borrower will execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this Third Amendment and will cause to be delivered such certificates, legal opinions and other documents as are reasonably required by the Lender. In addition, the Borrower will pay all costs and expenses in connection with the preparation, execution and delivery of the documents executed in connection with this transaction, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Lender as well as any and all filing and recording fees and stamp and other taxes with respect thereto and to save the Lender harmless from any and all such costs, expenses and liabilities.

         4. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Third Amendment to produce or account for more than one counterpart.

         5. This Third Amendment and all other documents executed pursuant to the transactions contemplated herein shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Georgia and shall be subject to the provisions of Section 12.5 and 12.6 of the Loan Agreement.




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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Amendment to be executed by their fully authorized officers as of the day and year first above written.


                                  RIDGEVIEW, INC.
ATTEST:

By /s/ Susan Gaither Jones        By /s/ Hugh R. Gaither
   -----------------------           -----------------------------

Title Asst. Secretary             Title President & CEO
      --------------------              --------------------------

      (Corporate Seal)


                                  NATIONSBANK, N.A. (SOUTH)

                                  By /s/ Scott Goldstein
                                     -----------------------------
                                  Title VP
                                        --------------------------


         Agreed to and accepted by the undersigned in its capacity as a guarantor.

                                  SENECA KNITTING MILLS CORPORATION

ATTEST:


By /s/ Susan Gaither Jones        By /s/ Hugh R. Gaither
   -----------------------           -----------------------------

Title Asst. Secretary             Title President
      --------------------              --------------------------

         (Corporate Seal)


                                  GPM CORPORATION

ATTEST:

By /s/ Susan Gaither Jones        By /s/ Hugh R. Gaither
   -----------------------           -----------------------------

Title Asst. Secretary             Title President
      --------------------              --------------------------

         (Corporate Seal)




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